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U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2002

KAISER GROUP HOLDINGS, INC.
(successor issuer to Kaiser Group International, Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	File No. 1-12248 (Commission File Number)	54-2014870 (IRS Employer Identification No.)

9302 Lee Highway
Fairfax, Virginia 22031-1207
(Address of principal executive offices, including zip code)

703-934-3600
(Registrant's telephone number, including area code)

Item 5.    Other Events and Resolution FD Disclosure

        In a press release dated December 11, 2002, Kaiser Group Holdings, Inc. announced that it has decided to withdraw the Company's proposed exchange offer of notes for preferred stock and proceed with a redemption of $15,519,020 liquidation preference of its Series 1 Redeemable Cumulative Preferred Stock on or about January 31, 2003. A copy of this one-page press release is attached to this Report on Form 8-K as Exhibit 99(a).

Item 7.    Financial Statements and Exhibits

Exhibit 99(a)—Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC. (Registrant)

/s/ John T. Grigsby, Jr. John T. Grigsby, Jr. President and Chief Executive Officer

Date: December 11, 2002

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  Item 5. Other Events and Resolution FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURES